EXHIBIT 10.34

Amendment to the Darden Restaurants, Inc. 2015 Omnibus Incentive Plan.

On May 23, 2018, the Compensation Committee of the Darden Restaurants, Inc. Board of Directors (the “Committee”) approved an amendment to the Darden Restaurants, Inc. 2015 Omnibus Incentive Plan (the “Omnibus Incentive Plan”), effective as of November 2, 2017, by adding the following new section to the Omnibus Incentive Plan immediately following Section 13.6.8 thereof:
“13.6.9     Grandfathered Status. All Grandfathered Awards are intended to be exempt from the changes to Section 162(m) of the Code under Section 13601(e)(2) of the Tax Cuts and Jobs Act (P.L. 115-97) and shall be administered appropriately under the terms of the Plan so that such Performance-Based Awards shall continue to receive the favorable tax treatment provided to Qualified Performance-Based Compensation under former Section 162(m). For purposes of this Section 13.6.9, the term “Grandfathered Awards” shall mean Performance-Based Awards granted to Covered Employees on or before November 2, 2017 that were intended to constitute Qualified Performance-Based Compensation and remain outstanding.”